Exhibit 99.(c)(iii)

Project San Jacinto SUPPLEMENTAL SCHEDULES FOR THE BOARD OF DIRECTORS OF BATTALION OIL CORPORATION DECEMBER 14, 2023 | CONFIDENTIAL

CONFIDENTIAL Table of Contents 2 Page 1. Selected Public Market Observations 3 2. Benchmarking Data 7 3. Selected Technical Observations 12 4. Pricing 27 5. NAV Analysis Detail 29 6. Glossary of Selected Terms 36 7. Disclaimer 39

Page 1. Selected Public Market Observations 3 2. Benchmarking Data 7 3. Selected Technical Observations 12 4. Pricing 27 5. NAV Analysis Detail 29 6. Glossary of Selected Terms 36 7. Disclaimer 39

CONFIDENTIAL Selected Float and Trading Data Average Daily Volume 1 / Shares Outstanding Average Daily Volume 1 / Public Float 1. Based on 90 - day average trading volume as of 12/13/23. CPE refers to Callon Petroleum Company, HPK refers to HighPeak Energy, Inc., MTDR refers to Matador Resources Company, PR refers to Permian Resources Corporation, and VTLE refers to Vital Energy, Inc. 2. Company float excludes shares held by Luminus Management, LLC., Brookfield Corporation, LSP Investment Advisors, LLC., and insiders. Source: Capital IQ as of 12/13/23. 4 Revised metrics as of 12/13/23 0.1% 2.6% 0.4% 1.1% 1.9% 3.4% Median: 1.9% Company CPE HPK MTDR PR VTLE 0.5% 3.3% 2.2% 1.2% 2.5% 5.3% Median: 2.5% Company [2] CPE HPK MTDR PR VTLE

CONFIDENTIAL Selected Float and Trading Data (cont.) Public Float / Shares Outstanding Average Daily Traded Value 2 (dollars in millions) 1. Company float excludes shares held by Luminus Management, LLC., Brookfield Corporation, LSP Investment Advisors, LLC., and insiders. 2. Based on 90 - day average trading volume as of 12/13/23. CPE refers to Callon Petroleum Company, HPK refers to HighPeak Energy, Inc., MTDR refers to Matador Resources Company, PR refers to Permian Resources Corporation, and VTLE refers to Vital Energy, Inc. Source: Capital IQ as of 12/13/23. 5 Revised metrics as of 12/13/23 $0.1 $61.0 $7.9 $80.9 $134.9 $40.3 Median: $61.0 Company CPE HPK MTDR PR VTLE 21.8% 77.6% 17.0% 92.6% 78.5% 63.7% Median: 77.6% Company [1] CPE HPK MTDR PR VTLE

Revised metrics as of 12/13/23

Ownership Summary

(shares in millions)

Holder	*If Preferred does not convert:* Common Stock Shares	% Outstanding		*If Preferred [1] converts:* Common Stock Shares	% Outstanding	
Luminus Management, LLC	6.2	37.4%	76.0%	10.5	42.6%	83.9%
Brookfield Corporation	4.0	24.2%		6.1	24.8%	
LSP Investment Advisors, LLC	2.4	14.4%		4.0	16.4%	
Goldman Sachs Group	0.6	3.8%		0.6	2.5%	
Lion Point Capital, LP	0.4	2.3%		0.4	1.6%	
Jefferies Financial Group Inc.	0.4	2.2%		0.4	1.5%	
The Vanguard Group, Inc.	0.3	1.7%		0.3	1.2%	
Loomis Sayles & Company, L.P.	0.3	1.7%		0.3	1.1%	
Current / Former Directors and Executive Officers	0.4	2.2%		0.4	1.5%	
Other	1.7	10.1%		1.7	6.7%	
Total	16.5	100.0%		24.5	100.0%	



16.5 million shares
1) Luminus Management, LLC: 37.4%
2) Brookfield Corporation: 24.2%
3) LSP Investment Advisors, LLC: 14.4%
4) Goldman Sachs Group: 3.8%
5) Lion Point Capital, LP: 2.3%
6) Jefferies Financial Group Inc.: 2.2%
7) The Vanguard Group, Inc.: 1.7%
8) Loomis Sayles & Company, L.P.: 1.7%
Current / Former Directors and Executive Officers: 2.2%
Other: 10.1%



24.5 million shares
1) Luminus Management, LLC: 42.6%
2) Brookfield Corporation: 24.8%
3) LSP Investment Advisors, LLC: 16.4%
4) Goldman Sachs Group: 2.5%
5) Lion Point Capital, LP: 1.6%
6) Jefferies Financial Group Inc.: 1.5%
7) The Vanguard Group, Inc.: 1.2%
8) Loomis Sayles & Company, L.P.: 1.1%
Current / Former Directors and Executive Officers: 1.5%
Other: 6.7%

Note: Ownership represents data as of 12/13/23.
1. Conversion of Preferred would result in an implied 8.1 million shares on an as converted basis. Illustrative analysis assumes conversion date of 12/14/23, PIK interest rate of 16.0%, and conversion price of $9.03 per share for Series A convertible equity issued prior to 9/6/23 and $7.63 for Incremental Series A convertible equity issued on 9/6/23.
Sources: Capital IQ and public filings.

CONFIDENTIAL
Houlihan Lokey | 6

Page 1. Selected Public Market Observations 3 2. Benchmarking Data 7 3. Selected Technical Observations 12 4. Pricing 27 5. NAV Analysis Detail 29 6. Glossary of Selected Terms 36 7. Disclaimer 39

CONFIDENTIAL Selected Benchmarking Data Projected Growth (2023E - 2024E EBITDA) 1. Pro forma 2023 estimates for Permian Resources Corporation are unavailable. 2. Pro forma 2023 estimates for Vital Energy are unavailable. Sources: Company management, Capital IQ and public filings. Projected Growth (2023E - 2024E Production) 8 Revised for consensus estimates as of 12/13/23 29.0% 20.0% 15.8% 5.0% NA NA Median: 20.0% MTDR HPK Company CPE PR [1] VTLE [2] 19.1% 18.3% 8.1% 2.4% NA NA Median: 18.3% MTDR HPK Company CPE PR [1] VTLE [2]

CONFIDENTIAL Selected Benchmarking Data Projected Growth (2024E - 2025E EBITDA) 1. Shown pro forma for the Permian Earthstone Acquisition. 2. Shown pro forma for the Vital Acquisitions. Sources: Company management, Capital IQ and public filings. Projected Growth (2024E - 2025E Production) 9 Revised for consensus estimates as of 12/13/23 7.5% 7.3% 4.5% 4.3% 3.0% NA Median: 4.4% MTDR Company CPE VTLE [2] PR [1] HPK 7.4% 6.5% 4.2% 2.1% - 4.2% NA Median: 5.3% MTDR CPE PR [1] Company VTLE [2] HPK

CONFIDENTIAL 73.6% 66.5% 63.2% 58.3% 52.5% 33.2% Median: 63.2% HPK VTLE [3] CPE MTDR PR [4] Company Selected Benchmarking Data (cont.) 81.6% 46.4% 22.2% 7.4% - 0.3% - 6.7% Median: 22.2% HPK PR MTDR VTLE CPE Company Internal Investment (2023E Capital Expenditures / EBITDA) Internal Investment (2024E Capital Expenditures / EBITDA) 1. Pro forma 2023 estimates for Permian Resources Corporation are unavailable. 2. Pro forma 2023 estimates for Vital Energy are unavailable. 3. Shown pro forma for the Vital Acquisitions. 4. 2024E estimates are based on Wall Street consensus estimates which reflect the Permian Earthstone Acquisition. Sources: Company management, Capital IQ and public filings. 10 Revised for consensus estimates as of 12/13/23 115.5% 73.2% 71.6% 68.5% NA NA Median: 71.6% HPK Company CPE MTDR PR [1] VTLE [2]

CONFIDENTIAL Selected Benchmarking Data (cont.) 1. Shown pro forma for the Permian Earthstone Acquisition. 2. Shown pro forma for the Vital Acquisitions. Source: public filings for period ending 12/31/22. 114.9% 72.3% 72.0% 70.2% 65.6% NA Median: 72.1% HPK MTDR CPE VTLE Company PR 2022 Proved Reserves 2022 PV - 10 11 1,035 627 480 359 123 92 Median: 480 PR [1] VTLE [2] CPE MTDR HPK Company $17,780 $10,404 $9,004 $6,983 $3,417 $1,462 Median: $9,004 PR [1] VTLE [2] CPE MTDR HPK Company

Page 1. Selected Public Market Observations 3 2. Benchmarking Data 7 3. Selected Technical Observations 12 4. Pricing 27 5. NAV Analysis Detail 29 6. Glossary of Selected Terms 36 7. Disclaimer 39

CONFIDENTIAL 1 10 100 01/2015 01/2016 01/2017 01/2018 01/2019 01/2020 01/2021 01/2022 01/2023 01/2024 01/2025 01/2026 01/2027 01/2028 01/2029 01/2030 Daily Production Bblpd and Mcfpd Historical Oil Historical Gas PDP Production Forecast Review Houlihan Lokey compared gross historical production to gross forecasted production by basin, analyzing ( i ) production rate and (ii) decline rate: (i) Forecasted production rate is in line with recent output (ii) Forecasted decline rate ties to historical trends Well concentration is well diversified with 80% of PDP value coming from >30% of the Company’s wells Source: Company’s 3Q23 ARIES database Note: Gross production shown; Full historical production is current thru 10/2023; PV10 based on 12/13/23 strip pricing, effec tiv e 10/1/2023 Top 80% (39 wells) Bottom 20% (82 wells) 21% NTM Decline Key Points Gross PDP Production Profile PDP Well Concentration Top 80% of PDP value resides within 33% of wells 13 Revised for pricing as of 12/13/23

CONFIDENTIAL Monument Draw West Quito Draw Hackberry Draw Fixed LOE ($M / Well / Month) Variable LOE ( $ / Bw ) (2) $60.9 - $15.0 $30.0 $45.0 $60.0 YE-19 YE-20 YE-21 YE-22 1Q-23 Yr 1-7 $31.9 - $15.0 $30.0 $45.0 $60.0 YE-19 YE-20 YE-21 YE-22 1Q-23 Yr 1-7 $41.0 - $15.0 $30.0 $45.0 $60.0 YE-19 YE-20 YE-21 YE-22 1Q-23 Yr 1-4 $0.75 - $0.30 $0.60 $0.90 $1.20 $1.50 YE-19 YE-20 YE-21 YE-22 1Q-23 Proj. $0.75 - $0.30 $0.60 $0.90 $1.20 $1.50 YE-19 YE-20 YE-21 YE-22 1Q-23 Proj. $1.08 - $0.30 $0.60 $0.90 $1.20 $1.50 YE-19 YE-20 YE-21 YE-22 1Q-23 Proj. Projection Summaries | PDP LOS - Historical and Projected LOE Set forth below is a summary of the Company’s historical and projected fixed and variable LOE costs Assumes gas lift, which many wells are 2+ years without; switching to rod pump after 7 years production life (similar to legacy wells) Assumes jet pump; switching to rod pump after 4 years production life Assumes jet pump; switching to rod pump after 7 years production life. HBD's reversion date reflects larger volumes for longer SWD Forecast Fixed LOE Forecast Workover 6 Month Average 6Mo Avg. LOE = $27 6Mo Avg. LOE = $ 31 6Mo Avg. LOE = $41 6 Month Average 6Mo Avg. SWD = $0.87 6Mo Avg. SWD = $0.80 6Mo Avg. SWD = $0.72 Source: Company management. (1) Projections assume stepdowns of ~$29k/well/ mo in year 5 for MD; ~$15k in year 8 for WQ; ~$ 30 k in year 8 for HD; (2) Represents WaterBridge Contract. (1) (1) (1) 14

CONFIDENTIAL Total Company GTO ($ / Boe ) Total LOE + Workover Excluding GTO ($ / Boe ) $11.57 $11.26 $11.35 $13.23 $12.08 $7.78 $8.08 1H-22 2H-22 1Q-23 2Q-23 4Q-23 1Q-24 2Q-24 Asset Overview | PDP LOS – GTO & LOE Cost Breakdown Set forth below are the Company’s historical and projected Gathering, Transportation and Other cost and LOE costs per Boe Forecast GTO / Boe Source: Company management. LOE / Boe Forecast Workover / Boe Decrease primarily driven by AGI, providing low cost treating Q1 - 24 15 $8.68 $8.40 $8.02 $8.76 $0.83 $1.51 $0.92 $2.03 $10.44 $9.86 $10.42 1H-22 2H-22 1Q-23 2Q-23 4Q-23 1Q-24 2Q-24

CONFIDENTIAL GOR Historical vs. Projections Trend Monument Draw PDP (Historical vs Forecast Detail) | Mcf of Gas to Bbl of Oil Ratio Source: Company provided ARIES reserves database. Current database assumptions for go - forward GOR are in line with recent trends 3.5x 3.6x 3.7x 3.9x 3.9x 4.3x 4.7x 4.6x Jan-23 Feb-23 Mar-23 Apr-23 May-23 Jun-23 Jul-23 Aug-23 4.8x 5.0x 5.1x 5.2x 5.2x YE-23 YE-24 YE-25 YE-26 YE-27 Historical Forecast 16

CONFIDENTIAL LOE Historical vs. Projections Trend Source: Company provided ARIES reserves database. 1. Excludes July 2023 2. Excludes prior period workover adjustment Current database assumptions for go - forward LOE + Workover Expenses (Excluding GTO) are in line with the last 5 months LOE (Historical vs Forecast Detail) | $ / boe Historical LOE Forecast Historical Workover L5M Average (1) $8.62 $8.24 $7.22 $8.19 $9.03 $9.12 $8.32 $10.25 $0.61 $0.55 $1.55 $2.66 $1.14 $2.24 $1.59 $9.23 $8.79 $8.77 $10.85 $10.17 $11.36 $8.32 $11.83 Jan-23 Feb-23 Mar-23 Apr-23 May-23 Jun-23 Jul-23 Aug-23 (2) 17 $10.44 $10.64 $9.49 $8.52 $8.40 YE-23 YE-24 YE-25 YE-26 YE-27

CONFIDENTIAL - PRELIMINARY DRAFT - SUBJECT TO FURTHER REVIEW CONFIDENTIAL Type Curve Decline Monument Draw | 3BS Type Well Selection Map Monument Draw type wells completed on or after 2015 with proppant loading greater than 1,500 lbs /ft Company Parameters Lateral Length 10,000’ Peak Rate: Oil ( Bblpd ) / Wet Gas (Mcfpd) 1,230 / 1,792 Initial Decline (%): Oil / Gas 80% / 62% b - factor: Oil / Gas 1.2 / 1.2 EUR T : Oil ( Mbbl ) / Wet Gas ( Mmcf ) (1) 819 / 2,087 EUR T : (2 - Stream Mboe ) / % Oil (1) 1,167 / 70% Type Curve BATL Type Wells Type Wells Avg Source: Company management. (1) EUR T : Technical EUR with 50 year cut off 18

CONFIDENTIAL - PRELIMINARY DRAFT - SUBJECT TO FURTHER REVIEW CONFIDENTIAL Type Curve Decline Monument Draw | WCA Type Well Selection Map Monument Draw type wells completed on or after 2015 with proppant loading greater than 1,500 lbs /ft Company Parameters Lateral Length 10,000’ Peak Rate: Oil ( Bblpd ) / Wet Gas (Mcfpd) 956 / 1,374 Initial Decline (%): Oil / Gas 66% / 49% b - factor: Oil / Gas 1.2 / 1.2 EUR T : Oil ( Mbbl ) / Wet Gas ( Mmcf ) (1) 1,012 / 2,285 EUR T : (2 - Stream Mboe ) / % Oil (1) 1,393 / 73% Type Curve BATL Type Wells Type Wells Avg Source: Company management (1) EUR T : Technical EUR with 50 year cut off 19

CONFIDENTIAL - PRELIMINARY DRAFT - SUBJECT TO FURTHER REVIEW CONFIDENTIAL Type Curve Decline Monument Draw | WCB Type Well Selection Map Company Parameters Lateral Length 10,000’ Peak Rate: Oil ( Bblpd ) / Wet Gas (Mcfpd) 885 / 1,264 Initial Decline (%): Oil / Gas 67% / 39% b - factor: Oil / Gas 1.2 / 1.2 EUR T : Oil ( Mbbl ) / Wet Gas ( Mmcf ) (1) 914 / 2,693 EUR T : (2 - Stream Mboe ) / % Oil (1) 1,363 / 67% Monument Draw type wells completed on or after 2015 with proppant loading greater than 1,500 lbs /ft Type Curve BATL Type Wells Type Wells Avg Source: Company management (1) EUR T : Technical EUR with 50 year cut off 20

CONFIDENTIAL - PRELIMINARY DRAFT - SUBJECT TO FURTHER REVIEW CONFIDENTIAL Type Curve Decline West Quito Draw | 3BS Type Well Selection Map West Quito Draw type wells completed on or after 2015 with proppant loading greater than 1,700 lbs /ft Company Parameters Lateral Length 10,000’ Peak Rate: Oil ( Bblpd ) / Wet Gas (Mcfpd) 682 / 5,135 Initial Decline (%): Oil / Gas 74% / 73% b - factor: Oil / Gas 1.2 / 1.2 EUR T : Oil ( Mbbl ) / Wet Gas ( Mmcf ) (1) 552 / 4,307 EUR T : (2 - Stream Mboe ) / % Oil (1) 1,269 / 43% Type Curve BATL Type Wells Type Wells Avg Source: Company management (1) EUR T : Technical EUR with 50 year cut off 21

CONFIDENTIAL - PRELIMINARY DRAFT - SUBJECT TO FURTHER REVIEW CONFIDENTIAL Type Curve Decline West Quito Draw | WCA Type Well Selection Map West Quito Draw type wells completed on or after 2015 with proppant loading greater than 1,700 lbs /ft Company Parameters Lateral Length 10,000’ Peak Rate: Oil ( Bblpd ) / Wet Gas (Mcfpd) 563 / 4,634 Initial Decline (%): Oil / Gas 64% / 62% b - factor: Oil / Gas 1.2 / 1.2 EUR T : Oil ( Mbbl ) / Wet Gas ( Mmcf ) (1) 631 / 5,521 EUR T : (2 - Stream Mboe ) / % Oil (1) 1,552 / 41% Type Curve BATL Type Wells Type Wells Avg Source: Company management (1) EUR T : Technical EUR with 50 year cut off 22

CONFIDENTIAL - PRELIMINARY DRAFT - SUBJECT TO FURTHER REVIEW CONFIDENTIAL Type Curve Decline West Quito Draw | WCB Type Well Selection Map West Quito Draw type wells completed on or after 2015 with proppant loading greater than 1,700 lbs /ft Company Parameters Lateral Length 10,000’ Peak Rate: Oil ( Bblpd ) / Wet Gas (Mcfpd) 494 / 5,636 Initial Decline (%): Oil / Gas 74% / 68% b - factor: Oil / Gas 1.2 / 1.2 EUR T : Oil ( Mbbl ) / Wet Gas ( Mmcf ) (1) 412 / 5,413 EUR T : (2 - Stream Mboe ) / % Oil (1) 1,315 / 31% Type Curve BATL Type Wells Type Wells Avg Source: Company management (1) EUR T : Technical EUR with 50 year cut off 23

CONFIDENTIAL - PRELIMINARY DRAFT - SUBJECT TO FURTHER REVIEW CONFIDENTIAL Type Curve Decline Hackberry Draw | 3BS Type Well Selection Map Hackberry Draw type wells completed on or after 2015 with proppant loading greater than 2,000 lbs /ft Company Parameters Lateral Length 10,000’ Peak Rate: Oil ( Bblpd ) / Wet Gas (Mcfpd) 508 / 525 Initial Decline (%): Oil / Gas 62% / 34% b - factor: Oil / Gas 1.1 / 1.2 EUR T : Oil ( Mbbl ) / Wet Gas ( Mmcf ) (1) 568 / 1,313 EUR T : (2 - Stream Mboe ) / % Oil (1) 787 / 72% Type Curve BATL Type Wells Type Wells Avg Source: Company management (1) EUR T : Technical EUR with 50 year cut off 24

CONFIDENTIAL - PRELIMINARY DRAFT - SUBJECT TO FURTHER REVIEW CONFIDENTIAL Type Curve Decline Hackberry Draw | WCA Type Well Selection Map Hackberry Draw type wells completed on or after 2015 with proppant loading greater than 2,000 lbs /ft Company Parameters Lateral Length 10,000’ Peak Rate: Oil ( Bblpd ) / Wet Gas (Mcfpd) 561 / 820 Initial Decline (%): Oil / Gas 65% / 33% b - factor: Oil / Gas 1.2 / 1.2 EUR T : Oil ( Mbbl ) / Wet Gas ( Mmcf ) (1) 608 / 2,033 EUR T : (2 - Stream Mboe ) / % Oil (1) 947 / 64% Type Curve BATL Type Wells Type Wells Avg Source: Company management (1) EUR T : Technical EUR with 50 year cut off 25

CONFIDENTIAL - PRELIMINARY DRAFT - SUBJECT TO FURTHER REVIEW CONFIDENTIAL Type Curve Decline Hackberry Draw | WCB Type Well Selection Map Hackberry Draw type wells completed on or after 2015 with proppant loading greater than 2,000 lbs /ft Company Parameters Lateral Length 10,000’ Peak Rate: Oil ( Bblpd ) / Wet Gas (Mcfpd) 626 / 1,110 Initial Decline (%): Oil / Gas 74% / 34% b - factor: Oil / Gas 1.2 / 1.2 EUR T : Oil ( Mbbl ) / Wet Gas ( Mmcf ) (1) 525 / 2,694 EUR T : (2 - Stream Mboe ) / % Oil (1) 974 / 54% Type Curve BATL Type Wells Type Wells Avg Source: Company management (1) EUR T : Technical EUR with 50 year cut off 26

Page 1. Selected Public Market Observations 3 2. Benchmarking Data 7 3. Selected Technical Observations 12 4. Pricing 27 5. NAV Analysis Detail 29 6. Glossary of Selected Terms 36 7. Disclaimer 39

CONFIDENTIAL Commodity Pricing Summary (dollars in actuals) WTI Comparison Natural Gas Comparison Source: Capital IQ as of 12/13/23. 28 Revised for pricing as of 12/13/23 Date NYMEX Strip Case NYMEX Strip +10% Pricing NYMEX Strip -10% Pricing Natural Gas Crude Oil - WTI Natural Gas Crude Oil - WTI Natural Gas Crude Oil - WTI 2023 $2.76 $78.93 $2.76 $78.93 $2.76 $78.93 2024 $2.56 $70.25 $2.56 $70.25 $2.56 $70.25 2025 $3.41 $68.42 $3.59 $71.81 $3.23 $65.04 2026 $3.69 $66.03 $4.06 $72.63 $3.32 $59.43 2027 $3.72 $64.43 $4.09 $70.88 $3.35 $57.99 After $3.72 $64.43 $4.09 $70.88 $3.35 $57.99 $0.00 $1.00 $2.00 $3.00 $4.00 $5.00 2023 2024 2025 2026 2027 After NYMEX Strip Case NYMEX Strip +10% Pricing NYMEX Strip -10% Pricing $0.00 $20.00 $40.00 $60.00 $80.00 $100.00 2023 2024 2025 2026 2027 After NYMEX Strip Case NYMEX Strip +10% Pricing NYMEX Strip -10% Pricing

Page 1. Selected Public Market Observations 3 2. Benchmarking Data 7 3. Selected Technical Observations 12 4. Pricing 27 5. NAV Analysis Detail 29 6. Glossary of Selected Terms 36 7. Disclaimer 39

NAV Detail

Strip Analysis

Revised for pricing as of 12/13/23 and effective date as of 10/1/23

(dollars in thousands)

	PDP								
	Production (Net Mboe)	Revenue	Taxes [1]	Operating Expenses	Capital Expenditures	Abandonment Expenses	Salvage Gain	Undiscounted Cash Flow	Discounted Cash Flow (PV10)
2023E	1,144.9	$53,425.8	$3,323.2	$26,510.5	$0.0	$0.0	$0.0	$23,592.1	$23,318.2
2024E	3,978.1	$160,223.2	$9,972.1	$78,003.1	$0.0	$0.0	$0.0	$72,248.0	$67,540.0
2025E	3,331.6	$132,513.5	$8,298.0	$64,524.1	$0.0	$0.0	$0.0	$59,691.4	$50,616.2
2026E	2,912.9	$113,387.7	$7,210.5	$55,492.6	$0.0	$7,594.0	$494.2	$43,584.8	$33,527.7
2027E	2,585.4	$98,209.1	$6,274.2	$50,449.1	$0.0	$230.5	$15.0	$41,270.2	$28,918.1
2028E	2,339.1	$88,589.5	$5,706.2	$47,568.3	$0.0	$9.3	$0.6	$35,306.2	$22,489.8
2029E	2,136.9	$80,946.4	$5,410.0	$44,810.2	$0.0	$0.2	$0.0	$30,725.9	$17,791.6
2030E	1,955.7	$74,076.2	$4,997.5	$42,332.9	$0.0	$461.0	$30.0	$26,314.8	$13,847.5
2031E	1,809.4	$68,571.6	$4,626.0	$40,602.0	$0.0	$201.7	$13.1	$23,154.9	$11,083.1
2032E	1,667.1	$63,153.3	$4,260.8	$38,020.3	$0.0	$470.9	$30.6	$20,432.0	$8,892.4
2033E	1,531.1	$57,897.4	$3,907.4	$35,977.2	$0.0	$0.0	$0.0	$18,012.7	$7,123.3
2034E	1,387.1	$52,555.0	$3,544.3	$33,559.3	$0.0	$893.4	$58.1	$14,616.0	$5,257.2
2035E	1,280.7	$48,585.8	$3,275.4	$32,160.3	$0.0	$922.0	$60.0	$12,288.1	$4,024.8
2036E	1,129.1	$42,965.2	$2,893.3	$29,021.2	$0.0	$192.1	$12.5	$10,871.1	$3,232.8
2037E	998.7	$37,963.7	$2,556.6	$26,210.5	$0.0	$1,151.7	$74.9	$8,119.8	$2,189.7
2038E	895.0	$33,877.7	$2,283.6	$24,034.5	$0.0	$461.0	$30.0	$7,128.6	$1,755.9
2039E	805.4	$30,365.3	$2,048.9	$22,225.2	$0.0	$1,613.5	$105.0	$4,582.7	$1,021.8
2040E	684.3	$25,804.7	$1,740.7	$19,259.4	$0.0	$1,152.5	$75.0	$3,727.2	$757.1
2041E	590.8	$22,429.3	$1,509.8	$17,218.8	$0.0	$691.5	$45.0	$3,054.1	$564.3
2042E	526.6	$19,945.0	$1,342.9	$15,884.5	$0.0	$1,152.5	$75.0	$1,640.2	$279.1
2043E	441.5	$16,648.1	$1,121.6	$13,657.5	$0.0	$1,075.7	$70.0	$863.3	$132.7
2044E	350.4	$13,103.8	$884.3	$11,025.3	$0.0	$691.0	$45.0	$548.3	$75.8
2045E	297.3	$10,976.8	$742.9	$9,597.3	$0.0	$883.6	$57.5	($189.5)	($22.6)
2046E	224.9	$8,139.7	$552.8	$7,389.4	$0.0	$1,517.7	$98.8	($1,221.5)	($137.4)
2047E	181.3	$6,283.7	$431.0	$5,976.9	$0.0	$653.3	$42.5	($735.0)	($76.0)
2048E	135.4	$4,315.2	$302.3	$4,368.5	$0.0	$1,093.7	$71.2	($1,378.2)	($128.6)
2049E	125.7	$3,967.6	$278.6	$4,224.7	$0.0	$1,148.8	$74.8	($1,609.8)	($137.6)
2050E	118.1	$3,729.5	$261.9	$4,001.8	$0.0	$821.2	$53.4	($1,301.9)	($99.9)
2051E	101.0	$3,137.7	$221.1	$2,668.6	$0.0	$234.0	$15.2	$29.2	$0.5
2052E	87.9	$2,692.9	$190.4	$1,736.4	$0.0	$0.0	$0.0	$766.2	$49.5
2053E	79.4	$2,431.1	$171.9	$1,606.5	$0.0	$0.0	$0.0	$652.7	$38.4
2054E	73.1	$2,234.8	$158.1	$1,525.8	$0.0	$230.5	$15.0	$335.4	$17.9
2055E	68.7	$2,100.7	$148.6	$1,496.5	$0.0	$0.0	$0.0	$455.6	$22.1
2056E	64.6	$1,974.6	$139.7	$1,468.9	$0.0	$200.9	$13.1	$178.2	$7.8
2057E	60.2	$1,843.3	$130.4	$1,431.0	$0.0	$0.0	$0.0	$281.9	$11.3
2058E	51.8	$1,595.7	$112.7	$1,276.7	$0.0	$0.0	$0.0	$206.3	$7.5
2059E	47.7	$1,470.8	$103.8	$1,229.1	$0.0	$0.0	$0.0	$137.9	$4.6
2060E	37.2	$1,162.2	$81.7	$1,001.7	$0.0	$190.3	$12.4	($99.1)	($2.8)
2061E	23.1	$738.1	$51.6	$649.8	$0.0	$0.0	$0.0	$36.7	$1.0
2062E	17.0	$556.6	$38.7	$510.7	$0.0	$221.9	$14.4	($200.3)	($4.8)
2063E	13.6	$455.4	$31.5	$439.1	$0.0	$423.0	$27.5	($410.6)	($9.1)
2064E	9.4	$277.4	$19.8	$290.0	$0.0	$212.1	$13.8	($230.8)	($4.8)
2065E	4.2	$123.6	$8.8	$151.8	$0.0	$220.8	$14.4	($243.4)	($4.6)
2066E	0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0
2067E	0.0	$0.0	$0.0	$0.0	$0.0	$413.0	$26.9	($386.2)	($6.0)
2068E	0.0	$0.0	$0.0	$0.0	$0.0	$162.5	$10.6	($152.0)	($2.1)
2069E	0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0
2070E	0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0
2071E	0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0
2071E	0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0
2072E	0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0
Total	**36,303.3**	**$1,395,444.8**	**$91,365.8**	**$821,587.9**	**$0.0**	**$27,591.8**	**$1,795.6**	**$456,694.8**	**$303,963.6**

Note: Present values as of 10/1/2023.
1. Taxes include Production and Ad Valorem taxes.
Source: Company management and Capital IQ.

CONFIDENTIAL

Houlihan Lokey | 30

NAV Detail

Strip Analysis (cont.)

Revised for pricing as of 12/13/23 and effective date as of 10/1/23

(dollars in thousands)

	PUD								
	Production (Net Mboe)	Revenue	Taxes [1]	Operating Expenses	Capital Expenditures	Abandonment Expenses	Salvage Gain	Undiscounted Cash Flow	Discounted Cash Flow (PV10)
2023E	63.4	$4,061.0	$252.9	$702.8	$28,044.0	$0.0	$0.0	($24,938.8)	($24,768.4)
2024E	751.1	$40,996.7	$2,566.0	$11,198.0	$35,718.4	$0.0	$0.0	($8,485.8)	($8,066.4)
2025E	1,789.4	$94,693.7	$5,965.3	$21,410.0	$126,853.2	$0.0	$0.0	($59,534.8)	($51,331.7)
2026E	3,027.4	$153,140.7	$9,704.7	$35,288.2	$130,956.3	$0.0	$0.0	($22,808.5)	($18,303.7)
2027E	3,899.0	$178,113.6	$11,476.2	$47,152.7	$124,906.2	$0.0	$0.0	($5,421.5)	($4,049.0)
2028E	5,057.4	$227,040.0	$14,679.0	$57,461.8	$139,194.5	$0.0	$0.0	$15,704.7	$9,841.0
2029E	4,255.5	$190,573.1	$12,334.1	$53,713.7	$4,740.5	$0.0	$0.0	$119,784.8	$69,607.1
2030E	2,940.7	$127,330.9	$8,304.0	$44,621.4	$0.0	$0.0	$0.0	$74,405.5	$39,233.4
2031E	2,305.0	$99,400.3	$6,488.3	$38,400.7	$0.0	$0.0	$0.0	$54,511.4	$26,108.4
2032E	1,919.3	$82,646.9	$5,396.3	$33,616.1	$0.0	$0.0	$0.0	$43,634.5	$18,992.3
2033E	1,655.9	$71,235.5	$4,652.2	$30,586.9	$0.0	$0.0	$0.0	$35,996.4	$14,235.8
2034E	1,462.5	$62,864.9	$4,106.2	$27,909.7	$0.0	$0.0	$0.0	$30,849.1	$11,091.4
2035E	1,313.3	$56,419.3	$3,685.7	$26,527.2	$0.0	$0.0	$0.0	$26,206.4	$8,566.3
2036E	1,194.4	$51,280.8	$3,350.4	$25,778.6	$0.0	$0.0	$0.0	$22,151.9	$6,582.3
2037E	1,096.9	$47,075.3	$3,075.9	$25,165.4	$0.0	$0.0	$0.0	$18,834.1	$5,087.5
2038E	1,015.4	$43,557.3	$2,846.3	$24,652.2	$0.0	$0.0	$0.0	$16,058.8	$3,943.5
2039E	945.6	$40,547.7	$2,649.9	$24,213.1	$0.0	$0.0	$0.0	$13,684.7	$3,055.0
2040E	884.3	$37,904.8	$2,477.3	$23,827.0	$0.0	$0.0	$0.0	$11,600.5	$2,354.5
2041E	829.0	$35,529.1	$2,322.1	$23,478.9	$0.0	$0.0	$0.0	$9,728.0	$1,795.1
2042E	778.4	$33,359.5	$2,180.4	$23,160.3	$0.0	$0.0	$0.0	$8,018.9	$1,345.4
2043E	731.6	$31,351.2	$2,049.1	$22,864.9	$0.0	$0.0	$0.0	$6,437.2	$982.1
2044E	669.9	$28,661.9	$1,874.0	$21,814.1	$0.0	$0.0	$0.0	$4,973.9	$690.1
2045E	624.8	$26,720.6	$1,747.2	$21,349.3	$0.0	$0.0	$0.0	$3,624.1	$457.4
2046E	555.0	$23,648.0	$1,547.5	$19,703.2	$0.0	$0.0	$0.0	$2,397.3	$275.3
2047E	470.0	$19,877.2	$1,302.7	$17,237.0	$0.0	$461.0	$30.0	$906.5	$93.3
2048E	378.9	$15,827.0	$1,040.0	$14,327.5	$0.0	$461.0	$30.0	$28.5	$4.6
2049E	211.7	$8,287.6	$552.2	$7,867.7	$0.0	$1,152.5	$75.0	($1,209.8)	($102.3)
2050E	116.1	$3,988.7	$274.0	$4,110.9	$0.0	$1,140.5	$74.2	($1,462.5)	($113.4)
2051E	88.1	$2,790.9	$195.7	$3,149.1	$0.0	$2,057.2	$133.9	($2,477.2)	($174.5)
2052E	68.5	$1,972.2	$141.9	$2,481.3	$0.0	$4,149.0	$270.0	($4,529.9)	($293.3)
2053E	64.3	$1,853.9	$133.3	$2,452.9	$0.0	$230.5	$15.0	($947.8)	($55.4)
2054E	60.5	$1,742.6	$125.3	$2,426.1	$0.0	$691.5	$45.0	($1,455.3)	($77.6)
2055E	56.9	$1,638.1	$117.8	$1,233.2	$0.0	$0.0	$0.0	$287.1	$13.3
2056E	53.4	$1,539.8	$110.8	$820.3	$0.0	$0.0	$0.0	$608.8	$26.9
2057E	50.2	$1,447.4	$104.1	$798.1	$0.0	$0.0	$0.0	$545.2	$21.9
2058E	47.2	$1,360.6	$97.9	$777.2	$0.0	$0.0	$0.0	$485.5	$17.7
2059E	44.4	$1,278.9	$92.0	$757.6	$0.0	$0.0	$0.0	$429.3	$14.2
2060E	41.7	$1,202.2	$86.5	$739.2	$0.0	$0.0	$0.0	$376.6	$11.4
2061E	39.2	$1,130.1	$81.3	$721.8	$0.0	$0.0	$0.0	$326.9	$9.0
2062E	36.9	$1,062.3	$76.4	$705.5	$0.0	$0.0	$0.0	$280.3	$7.0
2063E	34.7	$998.5	$71.8	$690.2	$0.0	$0.0	$0.0	$236.5	$5.4
2064E	32.6	$938.6	$67.5	$675.8	$0.0	$0.0	$0.0	$195.3	$4.0
2065E	30.6	$882.3	$63.5	$662.3	$0.0	$0.0	$0.0	$156.5	$2.9
2066E	28.8	$829.4	$59.7	$649.6	$0.0	$0.0	$0.0	$120.1	$2.0
2067E	27.1	$779.6	$56.1	$637.6	$0.0	$0.0	$0.0	$85.9	$1.3
2068E	25.4	$732.8	$52.7	$626.4	$0.0	$0.0	$0.0	$53.7	$0.8
2069E	23.9	$688.8	$49.5	$615.8	$0.0	$0.0	$0.0	$23.5	$0.3
2070E	8.0	$231.0	$16.6	$211.7	$0.0	$0.0	$0.0	$2.6	$0.0
2071E	0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0
2071E	0.0	$0.0	$0.0	$0.0	$0.0	$220.0	$14.3	($205.7)	($1.9)
2072E	0.0	$0.0	$0.0	$0.0	$0.0	$619.4	$40.3	($579.1)	($5.1)
Total	**41,804.3**	**$1,861,233.3**	**$120,700.2**	**$749,971.0**	**$590,413.2**	**$11,182.6**	**$727.7**	**$389,694.1**	**$117,137.1**

Note: Present values as of 10/1/2023.
1. Taxes include Production and Ad Valorem taxes.
Source: Company management and Capital IQ.

CONFIDENTIAL

Houlihan Lokey | 31

NAV Detail

Strip +10% Analysis

Revised for pricing as of 12/13/23 and effective date as of 10/1/23

(dollars in thousands)

	PDP								
	Production (Net Mboe)	Revenue	Taxes [1]	Operating Expenses	Capital Expenditures	Abandonment Expenses	Salvage Gain	Undiscounted Cash Flow	Discounted Cash Flow (PV10)
2023E	1,145.3	$53,429.6	$3,323.5	$26,516.0	$0.0	$0.0	$0.0	$23,590.0	$23,316.2
2024E	3,979.7	$160,235.8	$9,973.2	$78,024.9	$0.0	$0.0	$0.0	$72,237.6	$67,530.4
2025E	3,335.3	$139,653.9	$8,746.7	$64,667.0	$0.0	$0.0	$0.0	$66,240.2	$56,167.8
2026E	2,914.4	$125,384.7	$7,976.5	$55,520.4	$0.0	$7,544.9	$491.0	$54,833.9	$42,193.9
2027E	2,606.9	$109,704.9	$7,011.5	$51,410.3	$0.0	$0.0	$0.0	$51,283.0	$35,923.3
2028E	2,367.3	$99,486.4	$6,410.1	$48,923.5	$0.0	$230.5	$15.0	$43,937.3	$27,982.3
2029E	2,175.0	$91,286.2	$6,108.3	$46,423.9	$0.0	$0.0	$0.0	$38,754.1	$22,437.6
2030E	1,997.5	$83,520.5	$5,647.0	$43,754.7	$0.0	$58.7	$3.8	$34,064.0	$17,928.0
2031E	1,849.5	$77,103.1	$5,217.1	$41,716.3	$0.0	$0.0	$0.0	$30,169.6	$14,434.1
2032E	1,720.9	$71,737.5	$4,854.1	$39,689.3	$0.0	$0.0	$0.0	$27,194.1	$11,827.6
2033E	1,598.4	$66,595.2	$4,506.7	$38,235.6	$0.0	$461.0	$30.0	$23,421.9	$9,257.2
2034E	1,488.1	$61,911.8	$4,191.1	$36,893.7	$0.0	$240.4	$15.6	$20,602.3	$7,403.5
2035E	1,365.0	$56,909.6	$3,850.1	$34,997.5	$0.0	$230.5	$15.0	$17,846.5	$5,832.6
2036E	1,244.0	$51,867.6	$3,508.5	$32,827.3	$0.0	$691.7	$45.0	$14,885.2	$4,425.0
2037E	1,139.2	$47,609.2	$3,218.1	$31,164.1	$0.0	$691.5	$45.0	$12,580.6	$3,404.2
2038E	1,009.9	$42,282.0	$2,856.0	$28,313.9	$0.0	$624.3	$40.6	$10,528.5	$2,587.1
2039E	904.8	$37,778.2	$2,553.1	$25,975.2	$0.0	$1,151.7	$74.9	$8,173.1	$1,825.8
2040E	795.8	$33,158.9	$2,241.8	$23,318.3	$0.0	$230.5	$15.0	$7,383.3	$1,501.1
2041E	712.2	$29,633.9	$2,004.8	$21,500.6	$0.0	$1,613.5	$105.0	$4,620.0	$849.2
2042E	617.5	$25,588.4	$1,732.9	$19,021.3	$0.0	$1,383.0	$90.0	$3,541.1	$597.4
2043E	532.1	$22,166.7	$1,498.7	$16,951.9	$0.0	$893.2	$58.1	$2,881.1	$440.9
2044E	464.1	$19,448.8	$1,312.2	$15,400.8	$0.0	$922.0	$60.0	$1,873.8	$261.2
2045E	391.4	$16,308.9	$1,101.6	$13,319.0	$0.0	$1,075.7	$70.0	$882.6	$111.3
2046E	310.2	$12,830.0	$868.0	$10,753.8	$0.0	$921.5	$60.0	$346.7	$39.8
2047E	260.3	$10,556.0	$717.7	$9,182.8	$0.0	$883.6	$57.5	($170.5)	($17.0)
2048E	194.7	$7,716.6	$526.9	$6,966.9	$0.0	$1,287.2	$83.8	($980.6)	($91.8)
2049E	157.6	$6,018.4	$414.7	$5,696.2	$0.0	$883.8	$57.5	($918.8)	($79.5)
2050E	118.2	$4,148.8	$292.3	$4,003.5	$0.0	$1,093.7	$71.2	($1,169.5)	($90.9)
2051E	101.0	$3,491.2	$246.9	$2,668.6	$0.0	$1,148.8	$74.8	($498.4)	($37.1)
2052E	88.0	$2,999.9	$212.9	$1,736.4	$0.0	$1,051.7	$68.4	$67.4	$6.2
2053E	82.7	$2,819.6	$200.1	$1,700.9	$0.0	$3.5	$0.2	$915.3	$53.8
2054E	77.7	$2,649.0	$188.0	$1,667.6	$0.0	$230.5	$15.0	$577.9	$30.8
2055E	71.2	$2,427.7	$172.3	$1,577.8	$0.0	$0.0	$0.0	$677.5	$32.9
2056E	64.6	$2,198.4	$156.1	$1,468.9	$0.0	$0.0	$0.0	$573.5	$25.3
2057E	60.7	$2,066.5	$146.7	$1,443.0	$0.0	$0.0	$0.0	$476.8	$19.2
2058E	57.0	$1,942.5	$137.9	$1,418.6	$0.0	$200.9	$13.1	$198.2	$7.3
2059E	53.6	$1,826.0	$129.6	$1,395.7	$0.0	$0.0	$0.0	$300.6	$10.0
2060E	47.4	$1,619.5	$114.9	$1,283.0	$0.0	$0.0	$0.0	$221.7	$6.7
2061E	43.1	$1,475.3	$104.6	$1,218.9	$0.0	$0.0	$0.0	$151.9	$4.2
2062E	36.1	$1,249.0	$88.3	$1,071.6	$0.0	$0.0	$0.0	$89.1	$2.2
2063E	22.0	$779.0	$54.7	$682.4	$0.0	$190.3	$12.4	($136.0)	($3.1)
2064E	16.3	$588.3	$41.1	$537.0	$0.0	$0.0	$0.0	$10.2	$0.2
2065E	10.6	$387.3	$27.0	$371.8	$0.0	$423.6	$27.6	($407.5)	($7.6)
2066E	0.0	$0.0	$0.0	$0.0	$0.0	$433.4	$28.2	($405.2)	($7.0)
2067E	0.0	$0.0	$0.0	$0.0	$0.0	$220.8	$14.4	($206.5)	($3.1)
2068E	0.0	$0.0	$0.0	$0.0	$0.0	$575.6	$37.5	($538.1)	($7.3)
2069E	0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0
2070E	0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0
2071E	0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0
2072E	0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0
2072E	0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0
2072E	0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0
2073E	0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0
2073E	0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0
Total	**38,227.1**	**$1,592,590.9**	**$104,684.5**	**$891,410.7**	**$0.0**	**$27,591.8**	**$1,795.6**	**$570,699.4**	**$358,131.8**

Note: Present values as of 10/1/2023.
1. Taxes include Production and Ad Valorem taxes.
Source: Company management and Capital IQ.

CONFIDENTIAL

Houlihan Lokey | 32

NAV Detail

Strip +10% Analysis (cont.)

Revised for pricing as of 12/13/23 and effective date as of 10/1/23

(dollars in thousands)

					PUD				
	Production (Net Mboe)	Revenue	Taxes [1]	Operating Expenses	Capital Expenditures	Abandonment Expenses	Salvage Gain	Undiscounted Cash Flow	Discounted Cash Flow (PV10)
2023E	63.4	$4,061.0	$252.9	$702.8	$28,044.0	$0.0	$0.0	($24,938.8)	($24,768.4)
2024E	751.1	$40,996.7	$2,566.0	$11,198.0	$35,718.4	$0.0	$0.0	($8,485.8)	($8,066.4)
2025E	1,789.4	$99,489.7	$6,270.1	$21,410.0	$126,853.2	$0.0	$0.0	($55,043.6)	($47,560.3)
2026E	3,027.4	$168,761.1	$10,702.4	$35,288.2	$130,956.3	$0.0	$0.0	($8,185.8)	($7,075.7)
2027E	3,899.0	$196,532.0	$12,678.1	$47,152.7	$124,906.2	$0.0	$0.0	$11,795.0	$7,994.2
2028E	5,057.4	$250,603.2	$16,224.0	$57,461.8	$139,194.5	$0.0	$0.0	$37,723.0	$23,824.0
2029E	4,255.5	$210,318.8	$13,628.9	$53,713.7	$4,740.5	$0.0	$0.0	$138,235.7	$80,324.4
2030E	2,940.7	$140,574.4	$9,180.0	$44,621.4	$0.0	$0.0	$0.0	$86,773.1	$45,750.3
2031E	2,305.0	$109,745.7	$7,173.3	$38,400.7	$0.0	$0.0	$0.0	$64,171.7	$30,733.0
2032E	1,919.3	$91,251.2	$5,966.3	$33,616.1	$0.0	$0.0	$0.0	$51,668.8	$22,487.6
2033E	1,655.9	$78,653.2	$5,143.7	$30,586.9	$0.0	$0.0	$0.0	$42,922.7	$16,974.4
2034E	1,462.5	$69,412.0	$4,540.1	$27,909.7	$0.0	$0.0	$0.0	$36,962.3	$13,288.6
2035E	1,313.3	$62,295.9	$4,075.2	$26,527.2	$0.0	$0.0	$0.0	$31,693.4	$10,358.9
2036E	1,194.4	$56,622.7	$3,704.5	$25,778.6	$0.0	$0.0	$0.0	$27,139.6	$8,063.6
2037E	1,096.9	$51,979.6	$3,401.1	$25,165.4	$0.0	$0.0	$0.0	$23,413.2	$6,323.7
2038E	1,015.4	$48,095.5	$3,147.2	$24,652.2	$0.0	$0.0	$0.0	$20,296.1	$4,983.3
2039E	945.6	$44,772.6	$2,930.0	$24,213.1	$0.0	$0.0	$0.0	$17,629.5	$3,935.1
2040E	884.3	$41,854.7	$2,739.3	$23,827.0	$0.0	$0.0	$0.0	$15,288.4	$3,102.4
2041E	829.0	$39,231.5	$2,567.7	$23,478.9	$0.0	$0.0	$0.0	$13,184.9	$2,432.4
2042E	778.4	$36,835.9	$2,410.9	$23,160.3	$0.0	$0.0	$0.0	$11,264.7	$1,889.4
2043E	731.6	$34,618.3	$2,265.8	$22,864.9	$0.0	$0.0	$0.0	$9,487.6	$1,446.9
2044E	687.7	$32,541.1	$2,129.9	$22,588.1	$0.0	$0.0	$0.0	$7,823.1	$1,084.8
2045E	644.9	$30,514.4	$1,997.3	$22,258.5	$0.0	$0.0	$0.0	$6,258.7	$789.2
2046E	590.5	$27,892.0	$1,826.3	$21,252.8	$0.0	$0.0	$0.0	$4,812.9	$551.9
2047E	549.1	$25,923.9	$1,697.6	$20,751.6	$0.0	$0.0	$0.0	$3,474.7	$362.5
2048E	483.0	$22,704.7	$1,488.2	$18,947.2	$0.0	$461.0	$30.0	$1,838.4	$176.3
2049E	408.0	$19,033.7	$1,249.6	$16,548.1	$0.0	$0.0	$0.0	$1,235.9	$106.9
2050E	318.7	$14,641.2	$964.5	$13,288.7	$0.0	$691.5	$45.0	($258.4)	($18.4)
2051E	163.7	$6,921.6	$464.8	$6,600.3	$0.0	$1,152.5	$75.0	($1,220.9)	($85.1)
2052E	101.1	$3,837.3	$264.7	$3,951.1	$0.0	$910.0	$59.2	($1,229.3)	($79.1)
2053E	73.4	$2,520.5	$178.6	$2,871.0	$0.0	$3,670.7	$238.9	($3,960.9)	($229.4)
2054E	60.5	$1,943.4	$140.3	$2,426.1	$0.0	$2,535.5	$165.0	($2,993.6)	($159.5)
2055E	56.9	$1,826.8	$131.9	$1,233.2	$0.0	$230.5	$15.0	$246.2	$11.3
2056E	53.4	$1,717.2	$124.0	$820.3	$0.0	$691.5	$45.0	$126.4	$5.2
2057E	50.2	$1,614.1	$116.5	$798.1	$0.0	$0.0	$0.0	$699.5	$28.1
2058E	47.2	$1,517.3	$109.6	$777.2	$0.0	$0.0	$0.0	$630.5	$23.0
2059E	44.4	$1,426.3	$103.0	$757.6	$0.0	$0.0	$0.0	$565.7	$18.8
2060E	41.7	$1,340.7	$96.8	$739.2	$0.0	$0.0	$0.0	$504.7	$15.2
2061E	39.2	$1,260.2	$91.0	$721.8	$0.0	$0.0	$0.0	$447.4	$12.3
2062E	36.9	$1,184.6	$85.5	$705.5	$0.0	$0.0	$0.0	$393.6	$9.8
2063E	34.7	$1,113.6	$80.4	$690.2	$0.0	$0.0	$0.0	$342.9	$7.8
2064E	32.6	$1,046.7	$75.6	$675.8	$0.0	$0.0	$0.0	$295.3	$6.1
2065E	30.6	$983.9	$71.0	$662.3	$0.0	$0.0	$0.0	$250.6	$4.7
2066E	28.8	$924.9	$66.8	$649.6	$0.0	$0.0	$0.0	$208.5	$3.6
2067E	27.1	$869.4	$62.8	$637.6	$0.0	$0.0	$0.0	$169.0	$2.6
2068E	25.4	$817.2	$59.0	$626.4	$0.0	$0.0	$0.0	$131.8	$1.9
2069E	23.9	$768.2	$55.5	$615.8	$0.0	$0.0	$0.0	$96.9	$1.2
2070E	22.5	$722.1	$52.1	$605.9	$0.0	$0.0	$0.0	$64.1	$0.7
2071E	21.1	$678.8	$49.0	$596.6	$0.0	$0.0	$0.0	$33.2	$0.4
2072E	13.3	$426.1	$30.8	$388.2	$0.0	$0.0	$0.0	$7.1	$0.1
2072E	0.4	$13.9	$1.0	$12.9	$0.0	$0.0	$0.0	$0.0	$0.0
2072E	0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0
2073E	0.0	$0.0	$0.0	$0.0	$0.0	$617.7	$40.2	($577.5)	($4.2)
2073E	0.0	$0.0	$0.0	$0.0	$0.0	$221.7	$14.4	($207.3)	($1.4)
Total	42,626.4	$2,085,431.7	$135,431.5	$785,927.1	$590,413.2	$11,182.6	$727.7	$563,205.1	$199,088.3

Note: Present values as of 10/1/2023.
1. Taxes include Production and Ad Valorem taxes.
Source: Company management and Capital IQ.

CONFIDENTIAL

Houlihan Lokey | 33

NAV Detail

Strip -10% Analysis

Revised for pricing as of 12/13/23 and effective date as of 10/1/23

(dollars in thousands)

	PDP								
	Production (Net Mboe)	Revenue	Taxes [1]	Operating Expenses	Capital Expenditures	Abandonment Expenses	Salvage Gain	Undiscounted Cash Flow	Discounted Cash Flow (PV10)
2023E	1,139.7	$53,377.6	$3,318.9	$26,449.9	$0.0	$0.0	$0.0	$23,608.8	$23,334.7
2024E	3,957.8	$160,061.6	$9,957.8	$77,763.8	$0.0	$0.0	$0.0	$72,340.0	$67,625.8
2025E	3,311.9	$125,315.7	$7,840.3	$64,287.3	$0.0	$0.0	$0.0	$53,188.2	$45,103.3
2026E	2,861.3	$99,693.5	$6,331.7	$53,776.9	$0.0	$7,997.3	$520.4	$32,108.1	$24,692.1
2027E	2,548.9	$86,913.1	$5,543.8	$49,516.5	$0.0	$230.7	$15.0	$31,637.1	$22,171.6
2028E	2,289.7	$77,949.7	$5,009.6	$46,311.0	$0.0	$470.3	$30.6	$26,189.3	$16,698.6
2029E	2,086.4	$70,862.9	$4,723.6	$43,295.0	$0.0	$0.0	$0.0	$22,844.3	$13,230.3
2030E	1,886.7	$63,945.0	$4,303.3	$40,093.9	$0.0	$461.0	$30.0	$19,116.9	$10,070.6
2031E	1,727.8	$58,569.8	$3,940.9	$37,877.1	$0.0	$240.4	$15.6	$16,527.1	$7,914.4
2032E	1,554.6	$52,794.9	$3,550.0	$34,395.4	$0.0	$922.0	$60.0	$13,987.6	$6,097.7
2033E	1,419.7	$48,280.2	$3,244.9	$32,529.1	$0.0	$461.2	$30.0	$12,075.0	$4,779.7
2034E	1,242.1	$42,448.6	$2,848.5	$29,141.7	$0.0	$921.2	$59.9	$9,597.2	$3,457.8
2035E	1,109.6	$37,693.5	$2,532.4	$26,493.9	$0.0	$422.6	$27.5	$8,272.0	$2,701.1
2036E	994.7	$33,655.7	$2,263.2	$24,312.8	$0.0	$1,383.0	$90.0	$5,786.7	$1,726.4
2037E	860.6	$29,379.6	$1,970.4	$21,738.5	$0.0	$1,383.0	$90.0	$4,377.7	$1,187.5
2038E	736.6	$25,089.8	$1,683.2	$18,946.6	$0.0	$691.5	$45.0	$3,813.6	$939.5
2039E	665.0	$22,557.8	$1,514.7	$17,644.3	$0.0	$691.5	$45.0	$2,752.3	$614.7
2040E	581.6	$19,685.4	$1,321.9	$15,917.1	$0.0	$1,383.0	$90.0	$1,153.5	$235.3
2041E	469.8	$15,808.8	$1,062.3	$13,100.5	$0.0	$844.7	$55.0	$856.3	$156.4
2042E	388.4	$12,941.7	$871.2	$11,056.7	$0.0	$461.0	$30.0	$582.8	$98.1
2043E	319.3	$10,587.6	$713.0	$9,392.8	$0.0	$1,114.1	$72.5	($559.8)	($85.2)
2044E	247.4	$7,977.0	$539.9	$7,367.2	$0.0	$1,517.7	$98.8	($1,349.1)	($186.9)
2045E	196.0	$6,004.1	$411.0	$5,831.0	$0.0	$653.3	$42.5	($848.7)	($105.4)
2046E	153.5	$4,344.1	$303.0	$4,496.2	$0.0	$1,093.7	$71.2	($1,477.7)	($167.1)
2047E	142.4	$3,993.8	$279.3	$4,344.1	$0.0	$687.8	$44.8	($1,272.6)	($132.6)
2048E	133.9	$3,753.5	$262.5	$4,283.7	$0.0	$1,051.7	$68.4	($1,775.9)	($167.8)
2049E	125.8	$3,528.3	$246.7	$4,227.6	$0.0	$230.5	$15.0	($1,161.5)	($100.2)
2050E	117.3	$3,288.3	$229.9	$3,979.5	$0.0	$3.5	$0.2	($924.5)	($72.3)
2051E	95.4	$2,631.3	$184.6	$2,522.5	$0.0	$0.0	$0.0	($75.8)	($6.7)
2052E	82.7	$2,242.8	$157.9	$1,590.1	$0.0	$0.0	$0.0	$494.8	$32.0
2053E	77.7	$2,108.2	$148.4	$1,557.0	$0.0	$201.1	$13.1	$214.9	$13.0
2054E	73.1	$1,981.7	$139.5	$1,525.8	$0.0	$234.0	$15.2	$97.6	$5.2
2055E	63.0	$1,717.6	$120.7	$1,359.0	$0.0	$0.0	$0.0	$237.8	$11.6
2056E	58.7	$1,601.8	$112.6	$1,321.7	$0.0	$0.0	$0.0	$167.4	$7.4
2057E	48.0	$1,326.2	$92.9	$1,128.5	$0.0	$0.0	$0.0	$104.7	$4.2
2058E	31.5	$890.6	$62.1	$773.1	$0.0	$190.3	$12.4	($122.5)	($4.7)
2059E	22.2	$640.9	$44.4	$573.8	$0.0	$221.9	$14.4	($184.8)	($5.8)
2060E	16.4	$487.6	$33.5	$455.8	$0.0	$201.4	$13.1	($190.1)	($5.5)
2061E	15.4	$458.4	$31.5	$449.9	$0.0	$433.4	$28.2	($428.3)	($11.8)
2062E	6.8	$192.1	$13.4	$216.9	$0.0	$221.1	$14.4	($244.8)	($6.0)
2063E	5.1	$134.9	$9.6	$169.5	$0.0	$0.0	$0.0	($44.2)	($1.0)
2064E	0.8	$21.7	$1.5	$68.0	$0.0	$0.0	$0.0	($47.9)	($1.0)
2065E	0.0	$0.0	$0.0	$44.0	$0.0	$413.0	$26.9	($430.2)	($8.3)
2066E	0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0
2067E	0.0	$0.0	$0.0	$0.0	$0.0	$162.5	$10.6	($152.0)	($2.4)
2068E	0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0
2069E	0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0
2070E	0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0
2071E	0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0
Total	**33,865.1**	**$1,196,937.1**	**$77,970.3**	**$742,325.6**	**$0.0**	**$27,595.6**	**$1,795.8**	**$350,841.5**	**$251,838.4**

Note: Present values as of 10/1/2023.
1. Taxes include Production and Ad Valorem taxes.
Source: Company management and Capital IQ.

CONFIDENTIAL

Houlihan Lokey | 34

NAV Detail

Strip -10% Analysis (cont.)

Revised for pricing as of 12/13/23 and effective date as of 10/1/23

(dollars in thousands)

PUD									
	Production (Net Mboe)	Revenue	Taxes [1]	Operating Expenses	Capital Expenditures	Abandonment Expenses	Salvage Gain	Undiscounted Cash Flow	Discounted Cash Flow (PV10)
2023E	63.4	$4,061.0	$252.9	$702.8	$28,044.0	$0.0	$0.0	($24,938.8)	($24,768.4)
2024E	751.1	$40,996.7	$2,566.0	$11,198.0	$35,718.4	$0.0	$0.0	($8,485.8)	($8,066.4)
2025E	1,789.4	$89,911.0	$5,661.4	$21,410.0	$126,853.2	$0.0	$0.0	($64,013.5)	($55,092.7)
2026E	3,027.4	$137,520.3	$8,707.0	$35,288.2	$130,956.3	$0.0	$0.0	($37,431.2)	($29,531.6)
2027E	3,899.0	$159,720.9	$10,275.9	$47,152.7	$124,906.2	$0.0	$0.0	($22,614.0)	($16,075.4)
2028E	5,057.4	$203,509.3	$13,136.1	$57,461.8	$139,194.5	$0.0	$0.0	($6,283.0)	($4,122.6)
2029E	4,255.5	$170,854.8	$11,041.1	$53,713.7	$4,740.5	$0.0	$0.0	$101,359.5	$58,904.6
2030E	2,940.7	$114,105.4	$7,429.2	$44,621.4	$0.0	$0.0	$0.0	$62,054.8	$32,725.4
2031E	2,305.0	$89,069.1	$5,804.2	$38,400.7	$0.0	$0.0	$0.0	$44,864.2	$21,490.1
2032E	1,919.3	$74,054.4	$4,827.1	$33,616.1	$0.0	$0.0	$0.0	$35,611.2	$15,501.8
2033E	1,655.9	$63,827.9	$4,161.4	$30,586.9	$0.0	$0.0	$0.0	$29,079.7	$11,500.8
2034E	1,462.5	$56,326.8	$3,672.9	$27,909.7	$0.0	$0.0	$0.0	$24,744.2	$8,897.3
2035E	1,313.3	$50,550.8	$3,296.7	$26,527.2	$0.0	$0.0	$0.0	$20,726.9	$6,776.2
2036E	1,194.4	$45,946.2	$2,996.7	$25,778.6	$0.0	$0.0	$0.0	$17,170.9	$5,103.1
2037E	1,096.9	$42,177.7	$2,751.2	$25,165.4	$0.0	$0.0	$0.0	$14,261.2	$3,853.0
2038E	1,015.4	$39,025.3	$2,545.8	$24,652.2	$0.0	$0.0	$0.0	$11,827.4	$2,905.1
2039E	945.6	$36,328.5	$2,370.0	$24,213.1	$0.0	$0.0	$0.0	$9,745.3	$2,176.2
2040E	884.3	$33,960.3	$2,215.7	$23,827.0	$0.0	$0.0	$0.0	$7,917.6	$1,607.6
2041E	829.0	$31,831.7	$2,076.9	$23,478.9	$0.0	$0.0	$0.0	$6,275.9	$1,158.7
2042E	756.4	$28,990.3	$1,892.2	$22,299.6	$0.0	$0.0	$0.0	$4,798.5	$805.7
2043E	705.3	$27,015.2	$1,763.4	$21,796.5	$0.0	$0.0	$0.0	$3,455.3	$527.7
2044E	623.4	$23,781.6	$1,553.6	$19,983.8	$0.0	$461.0	$30.0	$1,813.2	$255.1
2045E	527.2	$19,957.7	$1,305.7	$17,449.7	$0.0	$0.0	$0.0	$1,202.3	$152.3
2046E	420.4	$15,693.6	$1,029.5	$14,322.3	$0.0	$461.0	$30.0	($89.2)	($8.3)
2047E	227.3	$7,882.7	$524.9	$7,579.3	$0.0	$1,152.5	$75.0	($1,298.9)	($133.9)
2048E	130.5	$3,980.8	$272.6	$4,177.1	$0.0	$1,140.5	$74.2	($1,535.3)	($144.9)
2049E	96.8	$2,689.3	$188.4	$3,119.9	$0.0	$2,979.2	$193.9	($3,404.3)	($288.7)
2050E	77.5	$1,975.2	$141.4	$2,543.7	$0.0	$3,227.0	$210.0	($3,726.9)	($290.7)
2051E	72.8	$1,856.6	$132.9	$2,511.5	$0.0	$230.5	$15.0	($1,003.3)	($71.1)
2052E	68.5	$1,745.2	$124.9	$2,481.3	$0.0	$691.5	$45.0	($1,507.5)	($97.6)
2053E	64.3	$1,640.5	$117.4	$2,452.9	$0.0	$0.0	$0.0	($929.8)	($54.6)
2054E	60.5	$1,542.1	$110.4	$2,426.1	$0.0	$0.0	$0.0	($994.4)	($53.1)
2055E	56.9	$1,449.6	$103.8	$1,233.2	$0.0	$0.0	$0.0	$112.7	$4.8
2056E	53.4	$1,362.6	$97.5	$820.3	$0.0	$0.0	$0.0	$444.8	$19.6
2057E	50.2	$1,280.8	$91.7	$798.1	$0.0	$0.0	$0.0	$391.1	$15.7
2058E	47.2	$1,204.0	$86.2	$777.2	$0.0	$0.0	$0.0	$340.6	$12.4
2059E	44.4	$1,131.8	$81.0	$757.6	$0.0	$0.0	$0.0	$293.1	$9.7
2060E	41.7	$1,063.8	$76.2	$739.2	$0.0	$0.0	$0.0	$248.5	$7.5
2061E	39.2	$1,000.0	$71.6	$721.8	$0.0	$0.0	$0.0	$206.6	$5.7
2062E	36.9	$940.0	$67.3	$705.5	$0.0	$0.0	$0.0	$167.2	$4.2
2063E	34.7	$883.6	$63.3	$690.2	$0.0	$0.0	$0.0	$130.1	$3.0
2064E	32.6	$830.6	$59.5	$675.8	$0.0	$0.0	$0.0	$95.3	$2.0
2065E	30.6	$780.8	$55.9	$662.3	$0.0	$0.0	$0.0	$62.6	$1.2
2066E	28.8	$733.9	$52.5	$649.6	$0.0	$0.0	$0.0	$31.8	$0.5
2067E	16.4	$418.8	$30.0	$382.5	$0.0	$0.0	$0.0	$6.3	$0.1
2068E	0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0
2069E	0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0
2070E	0.0	$0.0	$0.0	$0.0	$0.0	$839.5	$54.6	($784.8)	($9.0)
2071E	0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0
Total	**40,749.5**	**$1,635,609.3**	**$105,881.6**	**$708,461.4**	**$590,413.2**	**$11,182.6**	**$727.7**	**$220,398.2**	**$35,617.9**

Note: Present values as of 10/1/2023.
1. Taxes include Production and Ad Valorem taxes.
Source: Company management and Capital IQ.

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Page 1. Selected Public Market Observations 3 2. Benchmarking Data 7 3. Selected Technical Observations 12 4. Pricing 27 5. NAV Analysis Detail 29 6. Glossary of Selected Terms 36 7. Disclaimer 39

CONFIDENTIAL 12M refers to Twelve Month 1P refers to proven reserves A refers to Actual Adj. refers to Adjusted Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization, adjusted for certain non - recurring items AGI refers to Acid Gas Injection Avg refers to Average Bblpd refers to Barrels per Day Boe refers to Barrels of Oil Equivalent Boepd refers to Barrels of Oil Equivalent per Day CAGR refers to Compound Annual Growth Rate CAPEX refers to Capital Expenditures CY refers to Calendar Year DCF refers to Discounted Cash Flow Disc. refers to discount E refers to Estimated EBIT refers to Earnings Before Interest and Taxes EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization EPS refers to E arnings Per Share EV refers to Enterprise Value FV refers to Fair Value FY refers to Fiscal Year G&A refers to General and Administrative GTO refers to Gathering, Transportation and Other K refers to T housand L5M refers to most recently completed 5 - month period Lbs /ft refers to Pounds per Foot LOE refers to lease operating expenses LOS refers to lease operating schedule LQA refers to Last Quarter Annualized LTM refers to Most recently completed 12 - month period for which financial information has been made public or available, other than for the Company, in which case LTM refers to Latest 12 Months Mbbl refers to One Thousand Barrels Mboe refers to One Thousand Barrel of Oil Equivalent Mcf refers to Thousand Cubic Feet Mcfpd refers to Million Cubic Feet per day MM refers to Million Mmboe refers to One Million Barrels of Oil Equivalent MMcf refers to Million Cubic Feet Mo refers to Month NA refers to Not Applicable NAV refers to Net Asset Value NDA refers to Non - Disclosure Agreement NFY refers to Refers to the next fiscal year for which financial information has not been made public, other than for the Company, in which case NFY refers to Next Fiscal Year Glossary of Selected Terms 37

CONFIDENTIAL NFY+1 refers to Next Fiscal Year following NFY NGL refers to Natural Gas Liquid NMF refers to Not Meaningful Figure NTM refers to Next Twelve Months NYMEX refers to New York Mercantile Exchange P&A refers to Plugging and Abandonment PDNP refers to Proved Developed Non - Producing PDP refers to Proved Developed Producing Prem. refers to premium PROB refers to Probable POSS refers to Possible PUD refers to Proved Undeveloped PV refers to Present Value PV - 10 refers to present value discounted at ten percent Q refers to Quarter R/P refers to Reserves/Production RADR refers to Risk - Adjusted Discount Rates RAF refers to Reserve Adjustment Factors RSU refers to Restricted Stock Unit SPEE refers to Society of Petroleum Evaluation Engineers SWD refers to Saltwater Disposal UCF refers to Unlevered Cash Flow VWAP refers to Volume - Weighted Average Price WACC refers to Weighted Average Cost of Capital WTI refers to West Texas Intermediate YoY refers to Year - over - Year YTD refers to Year to Date Glossary of Selected Terms (cont.) 38

Page 1. Selected Public Market Observations 3 2. Benchmarking Data 7 3. Selected Technical Observations 12 4. Pricing 27 5. NAV Analysis Detail 29 6. Glossary of Selected Terms 36 7. Disclaimer 39

Disclaimer

This presentation, and any supplemental information (written or oral) or other documents provided in connection therewith (collectively, the "materials"), are provided solely for the information of the Board of Directors (the "Board") of Battalion Oil Corporation (the "Company") by Houlihan Lokey in connection with the Board's consideration of a potential transaction (the "Transaction") involving the Company. This presentation is incomplete without reference to, and should be considered in conjunction with, any supplemental information provided by and discussions with Houlihan Lokey in connection therewith. Any defined terms used herein shall have the meanings set forth herein, even if such defined terms have been given different meanings elsewhere in the materials.

The materials are for discussion purposes only. Houlihan Lokey expressly disclaims any and all liability, whether direct or indirect, in contract or tort or otherwise, to any person in connection with the materials. The materials were prepared for specific persons familiar with the business and affairs of the Company for use in a specific context and were not prepared with a view to public disclosure or to conform with any disclosure standards under any state, federal or international securities laws or other laws, rules or regulations, and none of the Board, the Company or Houlihan Lokey takes any responsibility for the use of the materials by persons other than the Board. The materials are provided on a confidential basis solely for the information of the Board and may not be disclosed, summarized, reproduced, disseminated or quoted or otherwise referred to, in whole or in part, without Houlihan Lokey's express prior written consent, except as expressly permitted by Houlihan Lokey's engagement letter with the Company.

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The materials necessarily are based on financial, economic, market and other conditions as in effect on, and the information available to Houlihan Lokey as of, the date of the materials. Although subsequent developments may affect the contents of the materials, Houlihan Lokey has not undertaken, and is under no obligation, to update, revise or reaffirm the materials. The materials are not intended to provide the sole basis for evaluation of the Transaction and do not purport to contain all information that may be required. The materials do not address the underlying business decision of the Company or any other party to proceed with or effect the Transaction, or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available for the Company or any other party. The materials do not constitute any opinion, nor do the materials constitute a recommendation to the Board, the Company, any security holder of the Company or any other party as to how to vote or act with respect to any matter relating to the Transaction or otherwise or whether to buy or sell any assets or securities of any company. Houlihan Lokey's only opinion is the opinion, if any, that is actually delivered to the Board. In preparing the materials Houlihan Lokey has acted as an independent contractor and nothing in the materials is intended to create or shall be construed as creating a fiduciary or other relationship between Houlihan Lokey and any party. The materials may not reflect information known to other professionals in other business areas of Houlihan Lokey and its affiliates.

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Disclaimer (cont.)

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CONFIDENTIAL The materials are not an offer to sell or a solicitation of an indication of interest to purchase any security, option, commo dit y, future, loan or currency. The materials do not constitute a commitment by Houlihan Lokey or any of its affiliates to underwrite, subscribe for or place any securities, to e xte nd or arrange credit, or to provide any other services. In the ordinary course of business, certain of Houlihan Lokey’s affiliates and employees, as well as investment fun ds in which they may have financial interests or with which they may co - invest, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, the Company, any Transaction counterparty, any oth er Transaction participant, any other financially interested party with respect to any transaction, other entities or parties that are mentioned in the materials, or any of the foregoing entities’ or parties’ respective affiliates, subsidiaries, investment funds, portfolio companies and representatives (collectively, the “Interested Parties”), or any currency or commodity that may be involved in the Transaction. Houlihan Lokey provides mergers and acquisitions, restructuring and other advisory and consultin g s ervices to clients, which may have in the past included, or may currently or in the future include, one or more Interested Parties, for which services Houlihan Lokey h as received, and may receive, compensation. Although Houlihan Lokey in the course of such activities and relationships or otherwise may have acquired, or may in the futu re acquire, information about one or more Interested Parties or the Transaction, or that otherwise may be of interest to the Board or the Company, Houlihan Lokey shall ha ve no obligation to, and may not be contractually permitted to, disclose such information, or the fact that Houlihan Lokey is in possession of such information, to the Board or the Company or to use such information on behalf of the Board or the Company. Houlihan Lokey’s personnel may make statements or provide advice that is c ont rary to information contained in the materials. Disclaimer (cont.) 42

CONFIDENTIAL 43 CORPORATE FINANCE FINANCIAL RESTRUCTURING FINANCIAL AND VALUATION ADVISORY HL .com